REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Rights Agreement"), entered into as of March 29, 2002 by and between ePlus Technology, Inc. (the "Investor") and Elcom International, Inc., a Delaware corporation (the "Company").

WITNESSETH:

        WHEREAS, the Company has agreed to issue to the Investor warrants to purchase up to an aggregate of Three Hundred Thousand (300,000) shares of Common Stock of the Company (the "Shares"), at such price and upon such terms as set forth in that certain Warrant, dated of even date herewith, by and between the Company and Investor (the "Warrant"); and

        WHEREAS, pursuant to the terms of and in partial consideration for, the Investor's commitment to enter into the Warrant, the Company has agreed to provide the Investor with certain registration rights with respect to the Shares, as set forth in this Rights Agreement;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Warrant and this Rights Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor agree as follows:

        Certain Definitions. Capitalized terms used in this Rights Agreement and not otherwise defined herein shall have the same meaning ascribed to them in the Warrant. The following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Securities Act").

        "Investor" shall include the Investor and any permitted assignee or transferee of the rights under the Warrant to whom the registration rights conferred by this Rights Agreement have been transferred in compliance with
Section 9 of this Rights Agreement.

        The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing an appropriate registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

        "Registration Expenses" shall mean, subject to the terms of the Warrant, all expenses to be incurred by the Company in connection with Investor's exercise of its registration rights under this Rights Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one (1)
counsel to Investor, reasonably acceptable to the Company, for a "due diligence" examination of the Company and review of the Registration Statement (as defined below), and the expense of any special audits; provided, however, that in no event shall the aggregate amount paid by the Company under this Rights Agreement and under the Warrant exceed fifteen thousand dollars ($15,000) and "Registration Expenses" shall not include underwriter commissions or discounts, or expenses, fees and disbursements of counsel to Investor in connection with the registration.

        "Registrable Securities" shall mean any Shares or other securities issued or issuable to the Investor or any holder or transferee upon the exercise of the Warrant until: (i) a registration statement under the Securities Act covering the offering of such Shares has been declared effective by the Commission and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) such Shares have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) such time as all such Shares may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

        2. Registration Requirements. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities contemplated by the Warrant (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the warrant holder for purposes of maximizing the proceeds realizable by the Investor from such sale or distribution. Such commercially reasonable efforts by the Company shall include without limitation the following:

                (a) Subject to the terms and conditions of this Rights Agreement, the Company shall file with the Commission: no later than sixty (60) days from the date of the execution of the Warrant, an appropriate registration statement under the Securities Act for the registration of the resale by the Investor of the Registrable Securities (the "Registration Statement"), which Registration Statement shall have been declared effective by the Commission no later than one hundred eighty (180) days from the Effective Date. Furthermore, at the time of filing of the Registration Statement, the Company shall file: (A) such blue sky filings as shall have been requested by the Investor; and (B) any required filings with the National Association of Securities Dealers, Inc. or exchange or market where the Shares are traded. The Company shall use commercially reasonable efforts to have all filings declared effective as promptly as practicable.

                (b) (i) If the Company: (A) fails to file the Registration Statement complying with the requirements of this Rights Agreement within sixty
(60) days from the date of the execution of the Warrant or if the Registration Statement has not become effective on or before one hundred eighty (180) days from the Effective Date, the Investor shall have, in addition to and without limiting any other rights it may have at law, in equity or under the Warrant or this Rights Agreement (including the right to specific performance), the right to receive, as liquidated damages, the payments as provided in subparagraph (ii) of this Section.

                        (ii) In the event the Company fails to obtain the effectiveness of a Registration Statement within the time period set forth in
Section 2(a), the Company shall pay to the Investor an amount equal to: (A) One Hundred Dollars ($100), in cash, for each day of the sixty (60) day period following the date by which such Registration Statement was required to have been declared effective and (B) Two Hundred Dollars ($200), in cash, for each day after such first sixty (60) day period. In addition to the foregoing, in the event the Company fails to maintain the effectiveness of a Registration Statement (or the use of the underlying prospectus) throughout the period set forth in Section 3(a), other than suspensions as set forth in Section 4, the Company shall pay to the Investor an amount equal to Two Hundred Dollars ($200), in cash, per day, in which a suspension has occurred.

                (c) The Company shall enter into such customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities.

        3. Registration Procedures. The Company will keep the Investor advised, in writing, as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use commercially reasonable efforts to:

                (a) Keep such registration effective for the period ending sixty (60) months, as extended pursuant to Section 4 hereof, following the Effective Date of the Warrant, or until such shorter period that will terminate when there are no Registrable Securities outstanding;

                (b) Furnish such number of prospectuses and amendments and supplements thereto, and other documents incident thereto as the Investor from time to time may reasonably request;

                (c) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

                (d) Notify the Investor and its counsel (as designated in writing by the Investor) promptly, and confirm such notice (a "Notice") in writing: (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event as a result of which the prospectus included in the Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

                (e) Upon the occurrence of any event contemplated by Section 3(d)(ii)-(vi) and immediately upon the expiration of any Blocking Period (as defined in Section 4), prepare, if the occurrence of such event or period requires such preparation, a supplement or post-effective amendment to the Registration Statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading;

                (f) Obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within a commercially reasonable period of time;

                (g) Cause all Registrable Securities subject to the Registration Statement at all times to be registered or qualified for offer and sale under the securities or blue sky laws of such domestic jurisdictions as any Investor reasonably requests in writing; use commercially reasonable efforts to keep each such registration or qualification effective, including through new filings or amendments or renewals, during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify to do business or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject;

                (h) Cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the chosen method or methods of distribution; and

                (i) Cause all Registrable Securities included in such Registration Statement to be listed, by the date of first sale of Registrable Securities pursuant to such Registration Statement, on the principal securities exchange or automated interdealer system or other electronic quoting system on which the same type of securities of the Company are then listed or traded.

        4. Suspensions of Effectiveness. The Company may suspend dispositions under the Registration Statement and notify the Investor that it may not sell the Registrable Securities pursuant to any Registration Statement or prospectus (a "Blocking Notice") if the Company's management determines, in its good faith judgment, that the Company's obligation to ensure that such Registration Statement and prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a materially adverse effect on the Company and its shareholders (a "Blocking Period"); provided that such suspension pursuant to a Blocking Notice or Prospectus Inadequacy Notice (as defined below) or as a result of the circumstances described in Section 3(d)(ii)-(vi) may not exceed one hundred twenty (120) days (whether or not consecutive) in any twelve (12) month period. The Investor agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice or "Prospectus Inadequacy Notice" from the Company of the existence of any fact of the kind described in the following sentence, the Investor shall not dispose of, sell or offer for sale the Registrable Securities pursuant to the Registration Statement until such Investor receives: (i) copies of the supplemented or amended prospectus, or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the prospectus may be resumed, and (iii) copies of any additional or supplemental filings that are incorporated by reference in the prospectus. Pursuant to the immediately preceding sentence, the Company may provide such Prospectus Inadequacy Notice to the Investor upon the determination by the Company of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein, untrue in any material respect, or that requires the making of any additions to or changes in the Registration Statement or the prospectus, in order to make the statements therein not misleading in any material respect. If so directed by the Company in connection with any such notice, each Investor will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Investor's possession, of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such Blocking Notice or

Prospectus Inadequacy Notice, the time regarding the effectiveness of such Registration Statement set forth in Section 3(a) shall be extended by one and one-half (1-1/2) times the number of days during the period from and including the date of the giving of such Blocking Notice or Prospectus Inadequacy Notice to and including the date when the Investor shall have received the copies of the supplemented or amended prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the prospectus. Delivery of a Blocking Notice or Prospectus Inadequacy Notice and the related suspension of any Registration Statement shall not constitute a default under this Rights Agreement.

        5.      Indemnification.

                (a) Company Indemnity. The Company will indemnify the Investor, each of its officers, directors and partners, and each person controlling the Investor, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Rights Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification or the like or any amendment thereto) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action, or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers, directors and partners, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission) that is made in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein. In addition to any other information furnished in writing to the Company by the Investor, the information in the Registration Statement concerning the Investor under the captions "Selling Shareholders" (or any similarly captioned Section containing the information required pursuant to
Item 507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned Section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Investor to the extent it conforms to information supplied in writing by the Investor or on behalf thereof. The indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                (b) Investor Indemnity. The Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance, is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and the rules and regulations thereunder, each other Investor (if any), and each of their officers, directors and partners, and each person controlling such other Investor (if any), and each of their officers, directors, and partners, and each person controlling such other Investor against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement (or any amendment thereto) or prospectus or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and its directors, officers and partners, or control persons for any reasonable legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein, and provided that no Investor shall be liable under this indemnity for an amount in excess of the proceeds received by the Investor from the sale of the Registrable Securities pursuant to such Registration Statement; provided, however, that nothing contained herein shall limit the Investor's obligation to provide indemnification pursuant to the Warrant. In addition to any other information furnished in writing to the Company by the warrant holder, the information in the Registration Statement concerning the Investor under the captions "Selling Shareholders" (or any similarly captioned Section containing the information required pursuant to Item 507 of Regulation S-K promulgated pursuant to the Securities Act) and "Plan of Distribution" (or any similarly captioned Section containing information required pursuant to Item 508 of Regulation S-K) shall be deemed information furnished in writing to the Company by the Investor to the extent it conforms to information supplied in writing by the Investor or on behalf thereof. The indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the written consent of the Investor (which consent shall not be unreasonably withheld).

                (c) Procedure. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim, as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be Calfee, Halter & Griswold LLP, or otherwise shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified

Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section; except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, (which shall not be unreasonably withheld or delayed) consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        6. Contribution. If the indemnification provided for in Section 5 hereof is unavailable to the Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or, liabilities: (i) as between the Company and the Investor on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor on the one hand or underwriters, as the case may be, on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Investor in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Investor on the other, shall be deemed to be in the same proportion as the proceeds from the offering received by the Company from the initial sale of the Registrable Securities by the Company to the Investor pursuant to this Rights Agreement bear to the proceeds received by the Investor from the sale of Registrable Securities pursuant to the Registration Statement. The relative fault of the Company on the one hand and of the Investor on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor.

        The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Investor shall be required to contribute any amount in excess of the amount by which the Investor, the total price at which the shares of Common Stock offered by the Investor and distributed to the public, or offered to the public, exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        7.      Survival. The indemnity and contribution agreements contained in
Section 5 and Section 6 shall remain operative and in full force and effect regardless of (i) any termination of the Warrant or any underwriting agreement,
(ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and (iii) the consummation of the sale or successive resales of the Registrable Securities.

        8. Information by Investor. The Investor shall promptly furnish to the Company such information regarding the Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Rights Agreement. All information provided to the Company by the Investor shall be accurate and complete in all material respects and the Investor shall promptly notify the Company if any such information becomes incorrect or incomplete.

        9. Transfer or Assignment of Rights. Neither this Rights Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, upon prior written notice to the Company, the Investor's rights and obligations under this Rights Agreement may be assigned, in whole or in part, to any affiliate of the Investor (a "Permitted Transferee"), and the rights and obligation of the Investor under this Rights Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

        10.     Miscellaneous.

                (a) Entire Agreement. This Rights Agreement, together with the Warrant, contains the entire understanding and agreement of the parties relating to the registration of Registrable Securities, and may not be modified or terminated except by a written agreement signed by both parties.

                (b) Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Rights Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice:

If to the Company, to:
Elcom  International,  Inc.
10 Oceana  Way  Norwood,  Massachusetts  02062
Attention: Robert J. Crowell
Facsimile No.: (781) 551-0409

With a copy to (which shall not constitute notice) to:
Calfee, Halter & Griswold LLP
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114
Attention: Douglas A. Neary, Esq.
Facsimile No.: (216) 241-0816

If to the Investor, to:
ePlus, Inc.
400 Herndon Parkway
Herndon, VA 20170
Attention: Kleyton Parkhurst
Facsimile No.: 703-834-5718

With a copy (which shall not constitute notice) to:
============================
----------------------------
Attention: ___________________
Facsimile No.: ________________

Subject to the Warrant, as applicable, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile during normal business hours of the recipient. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

                (c) Gender of Terms. All terms used herein shall be deemed to include the feminine and the neuter, and the singular and the plural, as the context requires.

                (d) GOVERNING LAW; CONSENT OF JURISDICTION; WAIVER OF JURY TRIAL. THIS RIGHTS AGREEMENT AND THE VALIDITY AND

PERFORMANCE  OF THE TERMS
HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. THE PARTIES HERETO HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THIS RIGHTS AGREEMENT SHALL BE LITIGATED ONLY IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO CONSENT TO THE JURISDICTION AND VENUE OF THE FOREGOING COURTS AND CONSENT THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO SAID COURTS OR A JUDGE THEREOF MAY BE SERVED INSIDE OR OUTSIDE THE COMMONWEALTH OF MASSACHUSETTS BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS RIGHTS AGREEMENT (AND SERVICE SO MADE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID) OR BY PERSONAL SERVICE OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS RIGHTS AGREEMENT.

                (e) Titles. The titles used in this Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Rights Agreement.

                (f) Rule 144. The Company will use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If it any time the Company is not required to file such reports, it will, upon the request of the Investor, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

                (g) Counterparts. This Rights Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the date first above written.

EPLUS TECHNOLOGY, INC.          ELCOM INTERNATIONAL, INC.



By: /s/ Kleyton L. Parkhurst                    By: /s/ Peter Rendall
Name: Kleyton L. Parkhurst                      Name: Peter Rendall
Title: SVP, Secretary and Treasurer             Title: Chief Financial Officer